Exhibit 99.1
Planet Fitness, Inc. Announces $280 Million Accelerated Share Repurchase Program

Hampton, NH, June 13, 2024 - Planet Fitness, Inc. (NYSE: PLNT) (the “Company”) today announced that it has entered into a $280 million accelerated share repurchase agreement (the “ASR Agreement”) with Citibank, N.A. (the “Bank”). The Company will acquire shares under the ASR Agreement as part of its $500 million share repurchase authorization previously announced on November 8, 2022 (the “2022 Share Repurchase Program”). As of June 13, 2024, before giving effect to the ASR Agreement, approximately $355 million remained available for share repurchases pursuant to the 2022 Share Repurchase Program.

Pursuant to the terms of the ASR Agreement, the Company will pay the Bank $280 million in cash and will initially receive approximately 3.1 million shares of the Company’s Class A common stock, which is approximately 80% of the shares of the Company’s Class A common stock it expects to repurchase under the ASR Agreement. The total number of shares to be repurchased will be based on the average of the daily volume-weighted average prices of the Company’s Class A common stock during the term of the transaction, less an agreed discount and subject to potential adjustments pursuant to the terms and conditions of the ASR Agreement. At final settlement, the Bank may be required to deliver additional shares of Class A common stock to the Company, or under certain circumstances, the Company may be required to deliver shares of Class A common stock or to make a cash payment, at its election, to the Bank. The final settlement of the transaction under the ASR Agreement is expected to occur no later than the third quarter of 2024.

Share Repurchase Authorization

The Company today also announced that its Board of Directors has authorized a new share repurchase program of up to $500 million (the “2024 Share Repurchase Program”), contingent upon, and effective at the completion of the ASR Agreement, to replace the existing 2022 Share Repurchase Program. The timing of the purchases and the amount of stock repurchased is subject to the Company’s discretion and will depend on market and business conditions, the Company’s general working capital needs, stock price, applicable legal requirements and other factors. The Company’s ability to repurchase shares at any particular time is also subject to the terms of the indenture governing its outstanding notes. Purchases may be effected through one or more open market transactions, privately negotiated transactions, transactions structured through investment banking institutions, or a combination of the foregoing. The Company is not obligated under the program to acquire any particular amount of stock and can suspend or terminate the program at any time.

2024 Outlook

For the year ending December 31, 2024, the Company is updating the following expectations that were announced in the Company’s press release dated May 9, 2024 as a result of the recently announced completion of the Company’s debt refinancing transaction and ASR Agreement.

The following are 2024 growth expectations over the Company’s 2023 results:
•It now expects adjusted net income to increase in the 4% to 6% range (previously it expected 6% to 8%)
•It continues to expect adjusted net income per share, diluted to increase in the 7% to 9% range, based on adjusted diluted weighted-average shares outstanding of approximately 86.5 million (previously it expected 88.0 million), inclusive of the shares expected to be repurchased as part of the ASR Agreement.

The Company now expects 2024 net interest expense to be approximately $75.0 million, excluding the write-off of deferred financing costs associated with the Company’s debt refinancing transaction (previously it expected $70.0 million).
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the world by number of members and locations. As of March 31, 2024, Planet Fitness had approximately 19.6 million members and 2,599 stores in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico and Australia. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness stores are owned and operated by independent business men and women.

Investor Contact:
Stacey Caravella, Planet Fitness
investor@planetfitness.com
603-750-4674
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650

Brittany Fraser, ICR
Brittany.Fraser@icrinc.com
917-658-8750
Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2024 Outlook,” the Company’s share repurchase authorizations, certain terms and anticipated timing of the accelerated share repurchase program and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as “expect,” “anticipate,” “may,” “will” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with capital markets conditions, the Company’s future financial performance and the Company’s ability to pay principal and interest on its indebtedness, competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, adverse developments in the U.S. or global capital markets, credit markets or economies generally that could significantly impact the Company’s ability to implement or realize the benefits of the accelerated share repurchase as currently planned, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2023, the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2024, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise. All forward-looking statement attributable to us are expressly qualified by these cautionary statements.
Non-GAAP Financial Measures
The financial information presented in this press release includes non-GAAP financial measures such as Adjusted net income, Adjusted net income per share, diluted, and Adjusted net interest expense to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted net income, Adjusted net income per share, diluted, and Adjusted net interest expense. The Company’s presentation of Adjusted net income, Adjusted net income per share, diluted, and Adjusted net interest expense should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items.

The non-GAAP financial measures presented in this press release are used in our full-year outlook and will differ from net income, net income per share, diluted, and net interest expense determined in accordance with GAAP. We do not provide guidance for net income, net income per share, diluted, or net interest expense determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income, Adjusted net income per share, diluted, or Adjusted interest expense to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income, net income per share, diluted, and net interest expense for the year ending December 31, 2024. These items are uncertain, depend on many factors and could have a material impact on our net income, net income per share, diluted, and net interest expense for the year ending December 31, 2024, and therefore cannot be made available without unreasonable effort.